UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2013

Bristow Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31617	72-0679819
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification Number)

2103 City West Blvd.,
4th Floor
Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 15, 2013, Bristow Group Inc. (the “Company”) announced the sale of Bristow Helicopters Limited’s (“Bristow Helicopters”) 50% interest in FB Heliservices Limited, FB Leasing Limited and FBS Limited (the “FB Entities”) to FR Aviation Group Limited for £74 million, or approximately $112 million based on current exchange rates. Bristow Helicopters is a wholly-owned subsidiary of the Company. The FB Entities are U.K. corporations that principally provide pilot training, maintenance and support services to government agencies. The FB Entities contributed $10.5 million of adjusted EBITDAR to the Company in fiscal year 2013 under the equity method of accounting. The transaction resulted in a pre-tax gain on sale of investment of approximately $104 million, or $1.81 per diluted share, after tax.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 17, 2013

BRISTOW GROUP INC.
(Registrant)

By:	/s/ Joseph A. Baj

Joseph A. Baj
Vice President and Treasurer